Exhibit 99.1

News Release For Immediate Release

Ontrak Announces 2020 Second Quarter Financial Results

•Record Quarterly Revenue of $17.2 Million in Q2 2020, up 124% Year over Year and up 40% from Q1 2020
•Record Number of Enrolled Members of 11,989, up 203% Year over Year and 39% from Q1 2020, and 13,200 as of the date of this release, up 10% since the end of Q2 2020
•Record Quarterly Net New Enrollment increase of 3,389 in Q2 2020, up 309% Year over Year and up 111% from Q1 2020
•Company Reiterates 2020 Revenue Guidance of $90 Million
•Company to Host Conference Call at 4:30 pm ET Today

Santa Monica, CA – August 5, 2020 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and telehealth enabled, virtualized outpatient healthcare treatment company, today reported its financial results for the second quarter ended June 30, 2020.

Management Commentary

Mr. Terren Peizer, the Company’s Chairman and CEO, stated, “Our strong performance from the beginning of this year continued to build momentum in the second quarter, resulting in another record quarter in terms of revenue and enrolled member growth. These record levels were achieved through expansion of our existing plans, and the national launch that we announced at the end of June will further accelerate our growth and strengthen our financial position.”

Mr. Peizer continued, “During the quarter, we began implementing several enhancements to our algorithms to identify incremental candidates for our outreach pool and we grew our pipeline of potential new customers to its most robust level in the company’s history. Subsequent to the close of the quarter, we took an important step in the commercial evolution of the company, changing our name to Ontrak, Inc., which enables us to harness the power of marketing under the unified and well respected OntrakTM brand, which we believe will help us to scale more effectively and efficiently.”

Mr. Peizer concluded, “Our solid first half of 2020 coupled with the algorithmic enhancements we’ve executed throughout the second quarter and member satisfaction scores that are the highest in the company’s history give us confidence in our ability to continue to deliver positive clinical outcomes for members of our health plan partners and exponential growth this year and beyond.”

Second Quarter 2020 Financial Results Highlights
•Revenue for the second quarter of 2020 was $17.2 million, representing a 124% increase compared to the same period in 2019 and a 40% increase from the prior quarter.
•Operating loss for the second quarter of 2020 was ($4.1) million, yielding an operating loss margin of (24%), compared to an operating loss of ($4.9) million for the same period in 2019, yielding an operating loss margin of (64%). Operating loss improved 31% from an operating loss of ($6.0) million in the first quarter of 2020.
•Adjusted EBITDA for the second quarter of 2020 was ($2.1) million compared to Adjusted EBITDA of ($3.3) million for the same period in 2019. Adjusted EBITDA improved 42% from ($3.6) million in the first quarter of 2020.
•Net loss for the second quarter of 2020 was ($6.2) million, or a ($0.37) diluted net loss per share, compared to net loss of ($5.5) million, or a ($0.34) diluted net loss per share for the same period in 2019. Net loss and diluted net loss per share each improved 18% from ($7.6) million and ($0.45) diluted loss per share in the first quarter of 2020.

•Non-GAAP net loss for the second quarter of 2020 was ($4.0) million, or a ($0.24) diluted net loss per share, compared to non-GAAP net loss of ($3.8) million, or a ($0.23) diluted net loss per share for the same period in 2019. Non-GAAP net loss and non-GAAP diluted net loss per share each improved 25% from ($5.3) million and ($0.32) diluted net loss per share in the first quarter of 2020.

Second Quarter 2020 and Recent Operating Highlights:
•Total enrolled members increased to 11,989 at the end of Q2 2020 and to 13,200 as the date of this release.
•Net new enrolled members increased to 3,389 in Q2 2020. The continued increase in net new enrolled members continues to demonstrate the positive impact our Ontrak program can have to members in periods when external factors can trigger or exacerbate mental health disorders.
•On June 30, 2020, the Company announced expansion of its Ontrak solution with a leading national health plan in an additional 13 states. Once launched, Ontrak will be available across our national and regional health plan customer base in 30 states, as well as the nation’s capital, serving members in 82 unique local health plans across commercial, Medicare and Medicaid lines of business.
•Effective Outreach Pool of 141,000 at the end of Q2 2020 and 149,000 as of the date of this release.
•On June 30, 2020, the Company entered into a first amendment of our note agreement to increase our financial flexibility and accommodate the expected growth of our business, redefining certain terms and covenants, including but not limited to, Leverage Changeover Date, Fixed Charge Coverage Ratio covenants, Leverage Ratio covenants, Consolidated Adjusted EBITDA covenants, Minimum Consolidated Liquidity covenants and Minimum Revenue covenants.
•On July 6, 2020, we completed our corporate name change to Ontrak, Inc. and NASDAQ ticker symbol change to OTRK effective July 7, 2020.
•In late July 2020, our data pipeline system, eOntrak Case Management System and supporting technology infrastructure achieved HITRUST CSF Certified status, demonstrating our commitment and compliance with key regulations and industry-defined requirements, and management of risk.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future. This outlook solely represents existing and planned enrollment launches, and program expansions with current health plan partners.

For the year ending December 31, 2020, the Company provides the following outlook:
•Revenues of at least $90 million in 2020, representing year-over-year growth of 156% from revenues for 2019.

Conference Call & Webcast Details

The Company will also host a conference call/webcast that same day at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the general public can access the call by dialing (800) 708-4539 for U.S. participants or (847) 619-6396 for international participants, and referencing conference ID #49844295, or via live audio webcast available at https://edge.media-server.com/mmc/p/664yvwtz.

A replay of the call will be available via the webcast for on-demand listening shortly after completion of the call, at the same web link, and will remain available for approximately 90 days.

About Ontrak, Inc.

Ontrak, Inc. (f/k/a Catasys, Inc.) is a leading AI and telehealth enabled, virtualized outpatient healthcare treatment company, whose mission is to help improve the health and save the lives of as many people as possible. The company’s PRE™ (Predict-Recommend-Engage) platform predicts people whose chronic disease will improve with behavior change, recommends effective care pathways that people are willing to follow, and engages people who aren’t getting the care they need. By combining predictive analytics with human engagement, Ontrak delivers improved member health and validated outcomes and savings to healthcare payers.

The company’s integrated, technology-enabled Ontrak™ solutions, a critical component of the PRE platform, are designed to treat members with behavioral conditions that cause or exacerbate chronic medical conditions such as diabetes, hypertension, coronary artery disease, COPD, and congestive heart failure, which result in high medical costs.

Ontrak has a unique ability to engage these members, who do not otherwise seek behavioral healthcare, leveraging proprietary enrollment capabilities built on deep insights into the drivers of care avoidance.

Ontrak integrates evidence-based psychosocial and medical interventions delivered either in-person or via telehealth, along with care coaching and in-market Community Care Coordinators who address the social and environmental determinants of health, including loneliness. The company’s programs improve member health and deliver validated cost savings to healthcare payers of more than 50 percent for enrolled members. Ontrak solutions are available to members of leading national and regional health plans in 30 states and in Washington, D.C.

Learn more at www.ontrak-inc.com

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new members and maintaining existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measures presented include EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss and Non-GAAP net loss per share, which are not U.S. GAAP financial measures. and clarifies and enhances an understanding of our past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation and (gain) loss on change in fair value of warrant liability. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for stock-based compensation, (gain) loss on change in fair value of warrant liability and debt issuance write-off, if any. Non-GAAP net loss per share consists of loss per share adjusted for non-GAAP net loss. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

We believe the above non-GAAP financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Non-GAAP net loss may vary from that of others in our industry. Neither EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin nor Non-GAAP net loss should be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Contact

For Investors:

Westwicke
Bob East
Phone: 443-904-7975
Email:  bob.east@westwicke.com

ONTRAK, INC.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$17,226	$7,681	$29,564	$14,492
Cost of revenue	9,876	4,365	17,109	7,392
Gross profit	7,350	3,316	12,455	7,100

Operating expenses	11,437	8,223	22,546	14,522
Operating loss	(4,087)	(4,907)	(10,091)	(7,422)

Other expense, net	(443)	(112)	(379)	(196)
Interest expense, net	(1,683)	(471)	(3,338)	(793)
Net loss	$(6,213)	$(5,490)	$(13,808)	$(8,411)

Net loss per share, basic and diluted	$(0.37)	$(0.34)	$(0.82)	$(0.51)

Weighted-average shares outstanding, basic and diluted	16,994	16,315	16,844	16,398

ONTRAK, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2020		December 31, 2019
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$12,650		$13,610
Receivables, net	2,685		3,615
Unbilled receivables	3,095		2,093
Deferred costs	1,575		341
Prepaid expenses and other current assets	858		733
Total current assets	20,863		20,392
Long-term assets:
Property and equipment, net	1,383		528
Restricted cash, long-term	408		408
Deferred costs, long-term	201		112
Operating lease right-of-use assets	2,192		2,415
Total assets	$25,047		$23,855

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$1,520		$1,385
Accrued compensation and benefits	4,268		3,640
Deferred revenue	8,180		5,803
Current portion of operating lease liabilities	403		374
Other accrued liabilities	2,819		2,205
Warrant liabilities	1,070		691
Total current liabilities	18,260	18260000	14,098
Long-term liabilities:
Long-term debt, net	34,822		31,597
Long-term operating lease liabilities	1,629		1,836
Long-term finance lease liabilities	380		233
Total liabilities	55,091		47,764

Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; no shares issued and outstanding	—		—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 17,055,609 and 16,616,165 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	2		2
Additional paid-in capital	315,076		307,403
Accumulated deficit	(345,122)		(331,314)
Total stockholders' deficit	(30,044)		(23,909)
Total liabilities and stockholders' deficit	$25,047		$23,855

ONTRAK, INC.
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net loss	$(13,808)	$(8,411)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	4,048	2,591
Paid-in-kind interest	2,964	—
Depreciation expense	82	72
Amortization expense	677	258
Warrants issued for investor relations	—	43
Change in fair value of warrants	379	211
401(k) employer match in common shares	170	—
Deferred rent	—	(26)
Changes in operating assets and liabilities:
Accounts payable	118	962
Leases liabilities	(178)	525
Other accrued liabilities	940	13
Prepaid expenses and other current assets	(1,247)	218
Deferred revenue	2,377	(162)
Receivables	930	(1,194)
Unbilled receivables	(1,002)	(1,055)
Net cash used in operating activities	(3,550)	(5,955)

Cash flows from investing activities
Purchase of property and equipment	(614)	—
Net cash used in investing activities	(614)	—

Cash flows from financing activities
Proceeds from revolving loan	—	7,500
Proceeds from A/R facility	—	1,938
Repayment of A/R facility	—	(1,938)
Debt issuance costs	—	(133)
Proceeds from warrant exercise	20	1,028
Proceeds from options exercise	3,265	1,473
Finance lease obligations	(81)	(16)
Net cash provided by financing activities	3,204	9,852
Net change in cash and restricted cash	(960)	3,897
Cash and restricted cash at beginning of period	14,018	3,570
Cash and restricted cash at end of period	$13,058	$7,467

Supplemental disclosure of cash flow information:
Interest paid	$—	$792
Non cash financing and investing activities:
Warrant issued in connection with A/R facility	$—	$21
Reclassification of warrant liability to equity upon adoption of ASU 2017-11	—	86
Warrants issued in connection with revolving loan	—	610
Stock options exercise in transit	200	—
Finance lease and accrued purchases of property and equipment	404	154

ONTRAK, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to EBITDA and Adjusted EBITDA

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Operating Loss	$(4,087)	$(4,907)	$(10,091)	$(7,422)
Depreciation	59	34	82	72
Amortization	157	—	304	—
EBITDA	(3,871)	(4,873)	(9,705)	(7,350)
Stock-based compensation	1,776	1,567	4,048	2,591
Adjusted EBITDA	$(2,095)	$(3,306)	$(5,657)	$(4,759)
Adjusted EBITDA Margin	(12)%	(43)%	(19)%	(33)%

Reconciliation of Net Loss to Non-GAAP Net Loss and Net Loss per Share to Non-GAAP Net Loss per Share

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(6,213)	$(5,490)	$(13,808)	$(8,411)
Stock-based compensation	1,776	1,567	4,048	2,591
Loss on change in fair value of warrant liability	443	120	379	211
Non-GAAP net loss	$(3,994)	$(3,803)	$(9,381)	$(5,609)

GAAP net loss per share, basic and diluted	$(0.37)	$(0.34)	$(0.82)	$(0.51)
Non-GAAP net loss per share, basic and diluted	(0.24)	(0.23)	(0.56)	(0.34)
Weighted-average common shares outstanding, basic and diluted	16,994	16,315	16,844	16,398